UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2003

Date of Report (date of earliest event reported):

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22167	74-2806888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

4601 College Boulevard
Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 327-4200

Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On November 25, 2003, Euronet Worldwide, Inc. (“Euronet”) purchased 100% of the shares of transact Elektronische Zahlungssysteme GmbH (“Transact”), a company based in Germany. The acquisition was consummated pursuant to the terms of a Share Purchase and Transfer Agreement, dated November 19/20, 2003, among Euronet, two of Euronet’s subsidiaries, Delta Euronet GmbH and Eft Services Holding B.V., and Mr. Bernd Wolfgang Artinger and Mr. Jürgen Platt, the shareholders of Transact (the “Purchase Agreement”).

Transact, which was founded in 1996, specializes in payment processing services and software for electronic financial transactions and prepaid mobile phone transactions on point of sale (“POS”) terminals, as well as retailer till systems. Additionally, Transact offers a line of proprietary general packet radio system (GPRS) based products, including POS terminals. Transact currently supports mobile phone top-up purchases at more than 8,000 of their installed base of over 20,000 POS terminals in approximately 18,500 retail locations. Euronet will operate Transact as a stand-alone entity, and will retain Transact’s 35 employees to continue operations, sales, development and customer service activities in Germany. Transact’s assets include tangible long-term assets, such as computer equipment and other fixed assets, working capital, and intangible assets, such as trademarks and service agreements.

The purchase price, which was determined through arm’s length negotiations, consisted of €15.0 million (approximately $17.8 million) in cash and 643,048 shares of Euronet common stock, plus an additional “earn out” payment due on January 14, 2005, which is payable pursuant to the terms of the Purchase Agreement and certain certificates (the “Certificates”) issued to Transact’s shareholders. The “earn out” will be calculated based on Transact’s EBITDA (as described in the Purchase Agreement and the Certificates) for the third quarter of 2004, together with certain other performance criteria described in the Purchase Agreement and the Certificates. Based upon current projections of the future performance of Transact, as to which there can be no assurances, Euronet estimates that the second installment of the purchase price will be between $20.0 and $30.0 million. Subject to certain EBITDA multiples, fifty percent of the second installment of the purchase price is payable in cash, and the other fifty percent is payable, at Euronet’s option, either in cash or in Euronet common stock valued for these purposes at $10.00 per share. The second installment of the purchase price is subject to reduction or deferred payment based upon a number of factors, including the extent of the total proportion of Transact’s business in certain defined customer agreements. Euronet’s ability to issue shares exceeding approximately 2.5% of its outstanding shares of common stock as of November 18, 2003 in order to pay the second installment of the purchase price will be subject to stockholder approval.

The transfer of Transact shares to Euronet is staged, with 96% of the shares being transferred at closing and the remaining 4% being transferred on payment of the second installment of the purchase price.

Euronet agreed to file a registration statement with the SEC no later than December 20, 2003 to enable the public resale of the shares of Euronet common stock received by the former shareholders of Transact and to use its commercially reasonable efforts to cause such registration

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statement to be declared effective by the SEC as promptly as practicable thereafter.

Euronet has agreed, if it becomes possible under the Nasdaq National Market rules, to appoint an additional management stockholder to its board of directors. The former Transact shareholders may request Euronet to nominate for appointment one of them, and Euronet shall recommend such shareholder’s election in writing to its stockholders at Euronet’s next annual meeting. In addition, each former Transact shareholder has the right, for a period of three years after the closing date, to attend all meetings of Euronet’s board of directors in a non-voting observer capacity, subject to certain limitations.

To finance the acquisition, Euronet closed a $20.0 million private placement of common stock with Fletcher International, Ltd. (“Fletcher”), an accredited institutional investor. Fletcher purchased 1,131,363 shares of Euronet common stock at a purchase price of $17.68 per share, which was the volume-weighted average price for November 19, 2003 plus $2.00 per share. In addition, Euronet granted Fletcher certain “additional investment rights” entitling Fletcher to purchase up to $16.0 million in additional shares of Euronet common stock at a price that is either the prevailing price at the time of exercise of the additional investment rights (based on a volume-weighted average formula) or, if the prevailing price is less than $17.68, the prevailing price minus $2.00 per share. The additional investment rights may be exercised on one or multiple occasions commencing March 19, 2004 and for a 15-month period thereafter, which period may be extended under certain circumstances. Euronet agreed to file a registration statement with the SEC no later than December 21, 2003 to enable the public resale of the shares of Euronet common stock purchased by Fletcher in the private placement and to use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter but not later than February 18, 2004 (or, if the SEC elects to review such registration statement, March 19, 2004). Euronet used substantially all of the initial proceeds from the private placement to purchase the shares of Transact and intends to use the remainder for working capital and general corporate purposes.

Copies of the Purchase Agreement and the form of Certificate issued in the Transact acquisition are filed as Exhibits 2.1 and 4.1, respectively, to this report and are incorporated herein by reference. Copies of the Agreement between Euronet and Fletcher and the Certificate of Additional Investment Rights issued to Fletcher in the private placement are filed as Exhibits 10.1 and 4.2, respectively, to this report and are incorporated herein by reference. The foregoing descriptions of those agreements and the transactions contemplated by them are not intended to be complete and are qualified in their entirety by reference to the complete text of those agreements.

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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The financial statements required to be filed as a result of the business acquisition described in Item 2 will be filed as soon as practicable, but not later than February 9, 2004.

(c)	Pro Forma Financial Information.

The pro forma financial information required to be filed as a result of the business acquisition described in Item 2 will be filed as soon as practicable, but not later than February 9, 2004.

(c)	Exhibits.

Exhibit 2.1	Share Purchase and Transfer Agreement, dated November 19/20, 2003, among Euronet
Worldwide, Inc., Delta Euronet GmbH, Eft Services Holding B.V. and the shareholders of transact Elektronische Zahlungssysteme GmbH.

Pursuant to Rule 601(b)(2) of Regulation S-K, Euronet agrees to furnish supplementally to the SEC, upon request, any omitted schedules or similar attachments to Exhibit 2.1.

Exhibit 4.1	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003.

Exhibit 4.2	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003.

Exhibit 10.1	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Rick Weller

Rick Weller Chief Financial Officer

Date: November 25, 2003

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Share Purchase and Transfer Agreement, dated November 19/20, 2003, among Euronet Worldwide, Inc., Delta Euronet GmbH, Eft Services Holding B.V. and the shareholders of transact Elektronische Zahlungssysteme GmbH.

Exhibit 4.1	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003.

Exhibit 4.2	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003.

Exhibit 10.1	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd.